SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                March 15, 2001


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on March 15, 2001:







For Immediate Release



ACCEPTANCE INSURANCE COMPANIES INC.
ANNOUNCES YEAR END RESULTS

         (Omaha, Nebraska, March 15, 2001) Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that the Company had a net loss of $28.8 million, or $2.02 per share, for the year ended December 31, 2000. This compares with a net loss of $36.0 million, or $2.52 per share, for the year ended December 31, 1999.

         For the final quarter of 2000 Acceptance had an after-tax net operating loss of $24.3 million, or $1.70 per share, compared with an after-tax net operating loss of $20.1 million, or $1.41 per share, in the same quarter of last year. The Company's after-tax net operating loss for the year ended December 31, 2000 was $30.2 million, or $2.11 per share. During the comparable period last year the Company reported an after-tax net operating loss of $42.6 million, or $2.99 per share.

         Acceptance said its property and casualty lines of business produced an after-tax underwriting loss of $3.7 million for the fourth quarter of 2000, and an after-tax underwriting loss of $13.8 million for the full year of 2000. Due to the previously announced sale of the majority of its ongoing property and casualty insurance operations, the Company concluded a portion of its goodwill should be written off. Accordingly, results for the fourth quarter of 2000 include a charge of $9.9 million, or $.69 per share, representing a write-off of goodwill.

         During the fourth quarter the Company also estimated the results of its multiple peril crop insurance operations, which negatively impacted net income. Overall, the Company's 2000 multiple peril crop insurance operations produced unfavorable results due to drought conditions, particularly in Nebraska and Iowa, higher operating costs and a higher level of reinsurance protection in 2000. Adverse development of hail claims and losses on supplemental products during the three-month period ended December 31, 2000 combined to reduce after-tax fourth quarter earnings by approximately $1.4 million, or $.10 per share.

          "We said from the beginning of 2000 that this would not be a profitable year. The disappointing results announced today do not reflect our progress last year in redirecting the whole focus of our Company toward our crop insurance business," said John E. Martin, Chief Executive Officer of Acceptance. He added, "During this transition year we also overcame a number of historical issues and positioned Acceptance to become the preferred crop insurance provider in our selected markets. In addition, we identified opportunities to provide our premier agricultural risk management products and services more efficiently, and improve our customer service. We are pursuing our plan."

         The Company will hold a conference call for interested parties at 9:00 a.m. CST, March 16, 2001. The conference call may be accessed at
212.346.0100 five minutes before the call begins. The conference call also will be available on PostView from 11:30 a.m. CST, March 16, 2001 to 11:30 a.m. CST, March 17, 2001. To access PostView, dial 800.633.8284 or
858.812.6440 and enter reservation 16696855.

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

         This release includes forward-looking statements with respect to the Company's expected future financial results. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements, including factors noted in the Company's Form 10K for the year ended December 31, 1999, which are incorporated herein by reference.

Contacts:

John E. Martin                             Dwayne D. Hallman
President and Chief Executive Officer      Chief Financial Officer
Acceptance Insurance Companies Inc.        Acceptance Insurance Companies Inc.
800.228.7217                               800.228.7217

                       ACCEPTANCE INSURANCE COMPANIES INC.
     for the three months and twelve months ended December 31, 2000 and 1999
                      (in thousands, except per share data)

                                                                           Three Months                     Twelve Months
                                                                   ____________________________      _________________________
                                                                      2000            1999              2000            1999
                                                                   ____________    __________        _________        ________
Gross premiums written                                             $   87,874      $  95,407         $487,300         $692,941
Ceded premiums written                                                (35,440)       (49,604)        (350,219)        (441,275)
                                                                   ____________    __________        _________        _________
  Net premiums written                                             $   52,434      $  45,803         $137,081         $251,666
                                                                   ============    ==========        =========        =========
Revenues:
  Insurance premiums earned                                        $   57,571      $  38,283         $186,673         $248,712
  Net investment income                                                 6,960          6,315           24,679           25,064
  Net realized capital gains                                              296          3,789            2,120           10,203
                                                                   ____________    __________        __________       _________
                                                                       64,827         48,387          213,472          283,979
                                                                   ____________    __________        __________       _________
Costs and expenses:
  Cost of revenues:
  Insurance losses and loss adjustment
  expenses                                                             25,117         42,456          131,604          218,789
  Insurance underwriting expenses                                      56,427         28,147           98,876          108,529
  Write-off of excess of cost over acquired net assets                  9,910           --              9,910             --
  General and administrative expenses                                     384          2,877            1,919            4,592
                                                                   ____________    __________        ___________      _________
                                                                       91,838         73,480          242,309          331,910
                                                                   ____________    ___________       ___________      _________
Operating loss                                                        (27,011)       (25,093)         (28,837)         (47,931)
                                                                   ____________    ___________       ___________      _________

Other income (expense):
  Interest expense                                                     (2,174)        (2,212)          (8,677)          (9,058)
  Other, net                                                              --             (14)              --              (67)
                                                                   ____________    ___________       ___________      __________
                                                                       (2,174)        (2,226)          (8,677)          (9,125)
                                                                   ____________    ___________       ___________      __________

Loss before income taxes and cumulative effect of
   change in accounting principle                                     (29,185)       (27,319)         (37,514)         (57,056)
Income tax benefit                                                     (5,037)        (9,639)          (8,665)         (21,436)
                                                                   ____________    ___________       ___________      __________

Loss before cumulative effect of
   change in accounting principle                                     (24,148)       (17,680)         (28,849)         (35,620)

Cumulative effect of change in accounting principle                      --               --              --              (338)
                                                                   ____________    ___________       ____________     __________

        Net loss                                                   $  (24,148)     $ (17,680)        $(28,849)        $(35,958)
                                                                   ============    ===========       ============     ==========

Loss per share before cumulative effect of
   change in accounting principle:
       Basic                                                       $    (1.69)     $  (1.24)         $  (2.02)        $  (2.50)
                                                                   ============    ===========       ============     ==========
       Diluted                                                     $    (1.69)     $  (1.24)         $  (2.02)        $  (2.50)
                                                                   ============    ===========       ============     ==========

Loss per share:
       Basic                                                       $    (1.69)     $  (1.24)         $  (2.02)        $  (2.52)
                                                                   ============    ===========       ============     ==========
       Diluted                                                     $    (1.69)     $  (1.24)         $  (2.02)        $  (2.52)
                                                                   ============    ===========       ============     ==========

Shares:
       Basic                                                           14,311        14,256            14,301           14,249
                                                                   ============    ===========       ============     ==========
       Diluted                                                         14,311        14,256            14,301           14,249
                                                                   ============    ===========       ============     ==========

Ratios - GAAP
  Loss & LAE                                                             43.6%        110.9%             70.5%            88.0%
  Underwriting                                                           98.0%         73.5%             53.0%            43.6%
                                                                   ____________    ___________        ___________     __________
    Combined                                                            141.6%        184.4%            123.5%           131.6%
                                                                   ============    ===========        ===========     ==========

                                                                                   December 31,       December 31,
                                                                                      2000               1999
                                                                                   ____________      _____________
Total Investments                                                                  $  344,283        $  423,618
Total Assets                                                                          963,982         1,278,312
Net Reserves for Losses and LAE                                                       233,912           278,840
Total Equity                                                                          160,481           180,958
Shares Outstanding                                                                     14,318            14,264
Book Value per Share                                                               $    11.21        $    12.69

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ACCEPTANCE INSURANCE COMPANIES INC.


                          By   /s/ J. Michael Gottschalk
                          J. Michael Gottschalk, Chief Administrative Officer, General Counsel and Secretary


                          March 15, 2001